                                                                    EXHIBIT 10.9




                    TAX SHARING AGREEMENT dated as of February 8, 1999, between
               OLIN CORPORATION, a Virginia corporation ("Olin"), and ARCH CHEMICALS, INC., a Virginia corporation ("Arch"). Olin and Arch are hereinafter referred to as the "Companies."


          WHEREAS, as of the date hereof, Olin is the common parent of an affiliated group of domestic corporations, including Arch and its direct and indirect subsidiaries, which has elected to file consolidated Federal income tax returns;

          WHEREAS, the Board of Directors of Olin has determined to distribute all the outstanding shares of common stock of Arch to the Olin shareholders of record on February 1, 1999 (the "Distribution") and, as a result of the Distribution, Arch and its subsidiaries will not be included in the consolidated Federal income tax return of Olin for the portion of the taxable year following the Distribution or in future years;

          WHEREAS, the Companies have entered into an agreement, dated as of February 1, 1999 (the "Distribution Agreement"), to, among other things, allocate and assign responsibility for certain liabilities of the Companies in connection with and after the Distribution; and

          WHEREAS, the Companies intend that the Distribution qualify as a tax-free spin-off under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS, the Companies desire to allocate the tax responsibilities, liabilities and benefits of transactions which occurred on or prior to the date on which the Distribution occurs (the "Distribution Date"), and transactions which may occur after the Distribution Date, and to provide for certain other tax matters;


          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Companies (each on behalf of itself, each of its subsidiaries as of the Distribution Date, and its future subsidiaries) hereby agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

     This Agreement is the "Tax Sharing Agreement" referred to in Section 1.01 of the Distribution Agreement. Terms defined in the Distribution Agreement but not defined herein shall have the meanings set forth in the Distribution Agreement, and the following terms shall have the following meanings herein (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

          "Affiliated Group" means an affiliated group of corporations within
           ----------------
the meaning of Code Section 1504(a) for the taxable period in question.

          "Arch Affiliated Group" means, for each taxable period, the Affiliated
           ---------------------
Group of which Arch or any successor of Arch is the common parent.

          "Arch Group" means, for each taxable period, (i) the corporations that
           ----------
are members of the Arch Affiliated Group, and (ii) the corporations that would be members of the Arch Affiliated Group but for the fact they are not includible corporations under Code Section 1504(b).

          "Code" is defined in the recitals to this Agreement.
           ----

          "Distribution Agreement" is defined in the recitals to this Agreement.
           ----------------------

          "Distribution Taxes" means Taxes of any member of the Olin Affiliated
           ------------------
Group (as in existence prior to the Distribution) resulting from, or arising in connection with, the failure of the Distribution to be tax-free to such member under Code Sections 355 and 368(a)(1)(D) (including without limitation by reason of the application of Code Sections 355(d) or (e)).

          "Final Determination" shall mean the final resolution of liability for
           -------------------
any Tax for any taxable period, by or as a result of: (i) a final and unappealable decision, judgment, decree or other order by any court of competent jurisdiction; (ii) a final settlement with the IRS, a closing agreement or accepted offer in compromise under Code Sections 7121 or 7122, or a comparable agreement under the laws of other jurisdictions, which resolves the entire Tax liability for any taxable period; (iii) any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the jurisdiction imposing the Tax; or (iv) any other final disposition, including by reason of the expiration of the applicable statute of limitations.

          "Income Taxes" shall mean any federal, state, local or foreign Taxes
           ------------
determined by reference to income, net worth, gross receipts or capital, or any such Taxes imposed in lieu of income Taxes.

          "Indemnifying Party" is defined in Section 4.01(a) herein.
           ------------------

          "Indemnity Issue" is defined in Section 4.01(a) herein.
           ---------------

          "IRS" means the United States Internal Revenue Service or any
           ---
successor thereto, including, but not limited to its agents, representatives, and attorneys.

          "Olin Affiliated Group" means, for each taxable period, the Affiliated
           ---------------------
Group of which Olin or any successor of Olin is the common parent.

          "Olin Group" means, for each taxable period, (i) the corporations that
           ----------
are members of the Olin Affiliated Group, and (ii) the corporations that would be members of the Olin Affiliated Group but for the fact they are not includible corporations under Code Section 1504(b).

          "Other Taxes" shall mean any federal, state, local or foreign Taxes
           -----------
other than Income Taxes.

          "Post-Distribution Period" means any period, and in the case of a
           ------------------------
Straddle Period the portion of any such period, beginning after the Distribution Date.

          "Pre-Distribution Period" means any period, and in the case of a
           -----------------------
Straddle Period the portion of any such period, ending on or before the Distribution Date.

          "Representations" shall mean the written representations made to
           ---------------
Cravath, Swaine & Moore in connection with their tax opinion regarding certain tax consequences of the Distribution.

          "Straddle Period" means any period that begins on or before and ends
           ---------------
after the Distribution Date.

          "Taxes" means all forms of taxation imposed by a Taxing Authority,
           -----
including, but not limited to, net income, gross income, alternative minimum, sales, use, ad valorem, gross receipts, value added, franchise, license, transfer, withholding, payroll, employment, excise, severance, stamp, property, custom duty, taxes or governmental charges, together with any related interest, penalties or other additional amounts imposed by a Taxing Authority.

          "Taxing Authority" means any governmental authority imposing Taxes.
           ----------------

          "Tax Return" means any return, filing, questionnaire, information
           ----------
statement or other document required to be filed, including amended returns that may be filed, for any period with any Taxing Authority, in connection with any Tax (whether or not a payment is required to be made with respect to such filing).


                                   ARTICLE II

                     Preparation and Filing of Tax Returns
                     -------------------------------------

          SECTION 2.01.  Pre-Distribution and Straddle Period Tax Returns.  Olin
                         -------------------------------------------------
shall prepare and file (i) all Tax Returns of the Olin Group or any member thereof that are required to be filed for any Pre-Distribution Period, (ii) any Tax Returns (other than property tax returns) of the Olin Group or any member thereof (other than members of the Arch Group who are not members of the Arch Affiliated Group) for any Straddle Period, and (iii) any property tax returns of any Olin Group member with respect to an assessment date on or prior to the Distribution Date. Arch hereby irrevocably designates, and agrees to cause each of its affiliates to designate, Olin as its agent to take any and all actions necessary or incidental to the preparation and filing by Olin of any Tax Return described in the preceding sentence of this Section 2.01. Arch shall prepare and file (i) all Tax Returns of members of the Arch Group that are not members of the Arch Affiliated Group for any Straddle Period, and (ii) any property tax returns of any Arch Group member with respect to an assessment date after the Distribution Date.

          SECTION 2.02.  Post-Distribution Tax Returns.  All Tax Returns for any
                         ------------------------------
Post-Distribution Period (other than Straddle Periods) shall be prepared and filed by Olin if they relate to any member of the Olin Group (as in effect after the Distribution) and by Arch if they relate to any member of the Arch Group.

          SECTION 2.03.  Manner of Tax Return Preparation. (a) Unless otherwise
                         ---------------------------------
required by a Taxing Authority or a Court, the Companies hereby agree to file all Tax Returns, and to take all other actions, in a manner consistent with the following positions: (i) the Distribution is a tax-free spin-off within the meaning of Code Sections 355 and 368(a)(1)(D), (ii) the last day on which any member of the Arch Affiliated Group was included in the Olin Affiliated Group is the Distribution Date, and (iii) the taxable year of each member of the Arch Affiliated Group ended on the Distribution Date. All Tax Returns shall be filed on a timely basis by the party responsible for filing such returns under this Agreement.

          (b) For each Straddle Period Tax Return that Olin is required to file under Section 2.01 that includes a member of the Arch Affiliated Group, Arch shall prepare and provide to Olin, a pro-forma Return for the portion of the Straddle Period beginning after the Distribution Date. With respect to sales or use tax Returns, Arch shall provide a pro-forma Return 7 business days prior to the due date of such tax return, and with respect to all other Straddle Period Tax Returns, Arch shall provide a pro-forma Return at least 30 days prior to the due date (including extensions) of such Return.

          (c) Within 90 days after filing the 1999 consolidated federal Income Tax Return for the Olin Affiliated Group, Olin shall notify Arch of the tax attributes associated with the Olin subsidiaries, and the tax bases of the assets and liabilities, transferred to Arch in connection with the Distribution. At Arch's request, Olin will use its best efforts to provide Arch with preliminary estimates of such information as soon as is practicable.


                                  ARTICLE III

                                Payment of Taxes
                                ----------------

          SECTION 3.01.  Pre-Distribution Non-Straddle Period Taxes.  Except as
                         -------------------------------------------
otherwise provided in Sections 3.04 and 3.05 of this Agreement, Olin shall be liable for and shall pay all Taxes, and shall be entitled to receive all refunds of Taxes, for the Olin Group (as in effect prior to the Distribution) or any member thereof for all Pre-Distribution Periods other than Straddle Periods.

          SECTION 3.02.  Straddle Period Taxes.  (a) Pre-Distribution Straddle
                         ---------------------       -------------------------
Period Taxes. Except as otherwise
------------
provided in Sections 3.04, 3.05 and 3.06 of this Agreement, Olin shall be liable for all Taxes, and shall be entitled to receive all refunds of Taxes, for the Olin Group (as in effect prior to the Distribution) or any member thereof for the portion of any Straddle Period ending on the Distribution Date. Olin shall pay all Taxes described in this Section 3.02(a), provided that Olin shall pay to Arch, rather than to the applicable Taxing Authorities, any such Taxes for members of the Arch Group for which Arch is required to file Straddle Period Tax Returns under Section 2.01. Arch shall remit to the applicable Taxing Authorities all Straddle Period Taxes it receives from Olin.

          (b) Post-Distribution Straddle Period Taxes. Except as otherwise
              ---------------------------------------
provided in Sections 3.04, 3.05 and 3.06 of this Agreement, Arch shall be liable for Taxes, and shall be entitled to receive all refunds of Taxes, for the Arch Group or any member thereof for the portion of any Straddle Period after the Distribution Date. Arch shall pay all Taxes described in this Section 3.02(b), provided that Arch shall pay to Olin, rather than to the applicable Taxing Authorities, any such Taxes for members of the Arch Group for which Olin is required to file Straddle Period Tax Returns under Section 2.01. Olin shall remit to the applicable Taxing Authorities all Straddle Period Taxes it receives from Arch.

          (c) Straddle Period Income Taxes shall be apportioned between the Pre-Distribution Period and the Post-Distribution Period on a closing of the books basis, and Other Taxes will be apportioned between the Pre-Distribution Period and the Post-Distribution Period on a daily proration basis.

          SECTION 3.03.  Other Post-Distribution Taxes. Except as otherwise
                         ------------------------------
provided in Section 3.05 and 3.06 of this Agreement, Arch and Olin shall each pay all Taxes, and shall be entitled to receive and retain all refunds of Taxes, that are owed by members of their respective Groups for periods beginning after the Distribution Date.

          SECTION 3.04.  Distribution Taxes.
                         -------------------

          (a) Olin Group Liability for Certain Distribution Taxes.  The members
              ----------------------------------------------------
of the Olin Group shall be liable for any Distribution Taxes that are primarily attributable to one or more of the following:

          (i) any inaccurate statement or representation of fact or intent (or omission to state a material fact) with respect to the Olin Group (excluding members of the Arch Group) in the Representations;

          (ii) any action or omission by the Olin Group after the date of the Distribution, including without limitation, a cessation, transfer to affiliates or disposition of its active trades or businesses, or an issuance of stock, stock buyback or payment of an extraordinary dividend by any member of the Olin Group following the Distribution;

          (iii) any acquisition of any stock or assets of any member of the Olin Group by one or more other persons prior to or following the Distribution; or

          (iv) any issuance of stock by Olin, or change in ownership of stock in Olin, that causes Code Sections 355(d) or 355(e) to apply to the Distribution.

          (b)  Arch Group Liability for Certain Distribution Taxes.  The members
               ----------------------------------------------------
of the Arch Group shall be liable for any Distribution Taxes that are primarily attributable to one or more of the following:

          (i) any inaccurate statement or representation of fact or intent (or omission to state a material fact) in the Representations that relates to the Arch Group;

          (ii) any action or omission by the Arch Group after the date of the Distribution, including without limitation, a cessation, transfer to affiliates or disposition of its active trades or businesses, or an issuance of stock, stock buyback or payment of an extraordinary dividend by any member of the Arch Group following the Distribution;

          (iii) any acquisition of any stock or assets of any member of the Arch Group by one or more other persons following the Distribution; or

          (iv) any issuance of stock by Arch, or change in ownership of stock in Arch, that causes Code Sections 355(d) or 355(e) to apply to the Distribution.

          (c) Joint Liability for Remaining Distribution Taxes.  The liability
              -------------------------------------------------
for any Distribution Taxes not allocated by Sections 3.04(a) or (b) shall be borne equally by the Olin Group and the Arch Group.

          (d) Applicability.  The provisions of this Section 3.04 shall apply
              --------------
notwithstanding any other provisions of this Agreement.

          SECTION 3.05.  (a) Gain Recognition Agreement Taxes.  If a Taxing
                             ---------------------------------
Authority determines that any member of the Olin Group or Arch Group has failed to comply with the terms of any Code Section 367 "gain recognition agreement" executed by a member of the Olin Group during a Pre-Distribution Period, and such non-compliance is attributable to any action or omission by a member of the Arch Group or any other affiliate of Arch after the Distribution, the Arch Group shall be liable for any resulting Tax liability (such liability, a "GRA Tax Liability").

          (b)  Applicability.  The provisions of this Section 3.05 shall apply
               --------------
notwithstanding any other provisions of this Agreement.

          SECTION 3.06.  (a) Compensation Deductions.   With respect to any non-
                             ------------------------
qualified stock options relating to Olin or Arch stock, or stock appreciation rights relating to Arch stock, that are outstanding immediately after the Distribution (the "Options"), each of Olin and Arch shall be responsible for timely filing all required reports with any relevant Taxing Authorities with respect to grants or exercises of Options on its stock. Olin (or the appropriate member of the Olin Group) shall claim all Tax deductions arising by reason of exercises by Olin Group employees, and all employees who retired prior to the Distribution, of all Options. Arch (or the appropriate member of the Arch Group) shall claim all Tax deductions arising by reason of exercises of Options by Arch Group employees.

          (b) If, pursuant to a Final Determination, all or any part of a Tax deduction claimed by a member of the Olin or Arch Group pursuant to Section 3.06(a) is disallowed, the appropriate member of the Arch or Olin Group, as the case may be, shall, to the extent such deduction may be allowable to such appropriate member, promptly claim such deduction. If such appropriate member realizes a Tax benefit (i.e., a reduction in Taxes) in any period as a result of
                        ----
claiming a deduction pursuant to this Section 3.06(b), such member shall promptly pay the amount of such Tax benefit to the member whose Tax deduction was so disallowed.

          (c)  Applicability.  The provisions of this Section 3.06 shall apply
               --------------
notwithstanding any other provisions of this Agreement.

          SECTION 3.07.  Indemnification. (a) Indemnification Obligations.  Olin
                         ----------------     ----------------------------
and Arch shall each indemnify, defend and hold harmless the members of the other party's Affiliated Group from and against any and all Taxes for which Olin or Arch is liable pursuant to this Agreement. The amount of all indemnification obligations for payments described in Sections 3.03, 3.04, 3.05 and 3.06 shall be calculated on an after-Tax basis.

          (b)  No Indemnification for Tax Attributes. Nothing in this Agreement
               --------------------------------------
shall be construed as a guarantee of the existence or amount of any loss, credit, carryforward, basis or other Tax attribute, whether past, present or future, of the Companies or any members of their respective Affiliated Groups.

          (c)  Indemnity Payments.  To the extent that one Party (the
               -------------------
"Indemnifying Party") has an indemnification obligation to another party (the "Indemnitee") pursuant to this Agreement, the Indemnitee shall provide the Indemnifying Party with its calculation of the amount of such indemnification payment. Such calculation shall provide sufficient detail to permit the Indemnifying Party to reasonably understand the calculations. The Indemnifying Party shall make the required payment to the Indemnitee within 14 business days after receiving the Indemnitee's calculations, and in no event less than 10 business days prior to the due date (including extensions) of any relevant Tax Return, unless the Indemnifying Party reasonably disputes the amount of, or its liability for, such payment. All such disputes regarding payments shall be resolved pursuant to the procedures in Section 5.02 of this Agreement. Interest shall accrue with respect to any payment not made within 10 days after the due date for such payment, at the underpayment rate in effect under the Code at such time, until such amounts are fully paid. Interest shall accrue with respect to disputed payments, and shall be payable with respect to, and when any portion of such payments are subsequently required to be made.

          (d)  Right of Offset.  Any party making a payment under this Agreement
               ----------------
shall have the right to reduce any such payment by any amounts owed to it by the other party to this Agreement.

          (e)  Treatment of Payments.  The parties agree that any payments made
               ----------------------
to one party by another party pursuant to this Agreement shall be treated for all Tax and financial accounting purposes as nontaxable payments (dividends or capital contributions, as the case may be) made immediately prior to the Distribution, unless, and then only to the extent, otherwise required by a Final Determination.


                                   ARTICLE IV

            Tax Proceedings; Cooperation and Exchange of Information
            --------------------------------------------------------

          SECTION 4.01.  Tax Proceedings.  (a) Notification. Within 15 days
                         ----------------      -------------
after a party becomes aware of the existence of a Tax issue that may give rise to an indemnification obligation under this Agreement (an "Indemnity Issue"), such party shall notify the other party of the Indemnity Issue, and thereafter shall promptly forward to the other party copies of notices and material communications with a Taxing Authority relating to such issue (e.g., any IRS
                                                               ----
revenue agent's reports or similar reports, notices of proposed adjustment, or notices of deficiency).

          (b)  Control of Pre-Distribution Tax Proceedings. Except as provided
               --------------------------------------------
in Section 4.01(c), Olin shall control, and shall have sole discretion in handling, settling or contesting any audit inquiry, information request, audit proceeding, suit, action or contest (each, a "Tax Proceeding") that relates to a
(i) Pre-Distribution Period Tax liability or refund (a "Tax Claim") (including a Tax Claim with respect to a Straddle Period) that is not related to a Straddle Period Tax Return filed by Arch, or (ii) GRA Tax Liability. Arch shall control any Tax Proceeding that relates to a Tax Claim with respect to a Straddle Period Tax Return filed by Arch. Neither party shall settle any Tax Proceeding that they control concerning a Straddle Period Tax Claim on a basis that would materially adversely affect the noncontrolling party without obtaining such noncontrolling party's consent, which consent shall not be unreasonably withheld if failure to consent would adversely affect the controlling party. Any costs incurred in handling, settling or contesting a Tax controversy shall be borne by the party controlling the Tax controversy.

          (c) Control of Distribution Tax Proceedings. Olin and Arch shall
              ----------------------------------------
jointly control, and shall each have the right to participate in all activities and strategic decisions with respect to, any Tax Proceedings relating to Distribution Taxes. Either Company may assume sole control of a Distribution Tax Proceeding if it acknowledges in writing that it has sole liability for any Distribution Taxes that might arise in such Proceeding. No Tax Proceeding with respect to Distribution Taxes shall be settled without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld if failure to consent would adversely affect the other party.

          SECTION 4.02.  Cooperation and Exchange of Information.  (a)  Arch and
                         ----------------------------------------
Olin shall each cooperate fully (and each shall cause each member of its respective Affiliated Group to cooperate fully) with all reasonable requests from the other party in connection with the preparation and filing of Tax Returns, claims for refund, and Tax Proceedings concerning issues or other matters covered by this Agreement. Such cooperation shall include, without limitation:

     (i) the retention until the expiration of the applicable statute of limitations, and the provision upon request, of Tax Returns, books, records (including information regarding ownership and tax basis of property), documentation and other information relating to the Tax Returns, including accompanying schedules, related work papers, and documents relating to rulings or other determinations by Taxing Authorities;

     (ii) the execution of any document that may be necessary or reasonably helpful in connection with any Tax Proceeding, or the filing of a Tax Return or refund claim by a member of the Olin or Arch Affiliated Group, including certification, to the best of a party's knowledge, of the accuracy and completeness of the information it has supplied; and

     (iii) the use of the parties' best efforts to obtain any documentation that may be necessary or reasonably helpful in connection with any of the foregoing.

Each party shall make its employees and facilities available on a reasonable and mutually convenient basis in connection with the foregoing matters.

          (b) If a party fails to comply with any of its obligations set forth in Section 4.02(a) of this Agreement upon reasonable request and notice by the other party, and such failure results in the imposition of additional Taxes, the nonperforming party shall be liable in full for such additional Taxes.

          SECTION 4.03.  Retention of Information.  A party intending to dispose
                         -------------------------
of documentation of Olin or Arch or any member of its respective Affiliated Group, including without limitation, books, records, Tax Returns and all supporting schedules and information relating thereto (after the expiration of the applicable statute of limitations), shall provide written notice to the other party describing the documentation to be destroyed or disposed of 60 days prior to taking such action. The other party may arrange to take delivery of the documentation described in the notice at its expense during the succeeding 60 day period.



                                   ARTICLE V

                            Miscellaneous Provisions
                            ------------------------

          SECTION 5.01.  Notice.  Any payment, notice or communication required
                         -------
or permitted to be given under this Agreement shall be in writing (including facsimile) and mailed, faxed or delivered to the parties at the following addresses (or at such other address as one party may specify by notice to the other party):

     If to Olin to:

          Olin Corporation
          501 Merritt 7
          PO Box 4500
          Norwalk, CT  06856-4500
          Attention:  General Counsel

     If to Arch:

          Arch Chemicals, Inc.
          501 Merritt 7
          Norwalk, CT 06851
          Attention:  General Counsel

Notification of a change of address shall be given by either party to the other as provided in this Section 5.01. All such notices and communications shall be effective (i) when received, if mailed or delivered, or (ii) when confirmed by fax answerback, if faxed.

          SECTION 5.02.  Resolution of Disputes.  (a) The party required to file
                         -----------------------
a Straddle Period Tax Return under Section 2.01 (the "Filing Party") shall provide the other party (the "Non-Filing Party") with a calculation and determination of the amount of the Straddle Period Taxes the Non-Filing Party is required to pay to the Filing Party pursuant to Section 3.02(a) or (b) (a "Tax Determination"). In the absence of a controlling change in law or circumstances, all Tax Determinations shall be prepared in a manner consistent with the elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax items have been filed. If the Non-Filing Party disputes such Tax Determination, it may make a written request that the Filing Party obtain written confirmation from a "Big Five" certified public accounting firm (the "Accounting Firm") that the Tax Determination is (i) consistent with the preceding sentence, and (ii) supported by substantial authority (such written confirmation, a "Confirmation"). If the Accounting Firm issues a Confirmation, the applicable Tax Determination shall be binding upon the parties. If not, the Filing Party shall amend the Tax Determination to permit a Confirmation to be issued in respect of the amended Tax Determination. If a dispute is not resolved prior to the due date of a Tax Return, the Tax Return shall be filed in accordance with the Tax Determination, and the Companies hereby agree to file an amended return, if necessary.

          (b) The Accounting Firm shall be mutually acceptable to Olin and Arch and may not be the auditor of, or primary tax advisor for, either Olin or Arch in the year in which such Confirmation is to be made or with respect to the
taxable period subject to such Confirmation.   The Accounting Firm shall treat
all Tax Returns of the Companies as confidential, and shall not reveal any information contained in, or any part of, the Tax Returns of one party to the other without obtaining written consent to do so. The Non-Filing Party shall be liable for the fees and disbursements of the Accounting Firm unless the amounts of the Tax payments (excluding interest thereon) required under an amended Tax Determination differ by more than the greater of (i) $100,000 or (ii) 10% from the payments under the original Tax Determination (excluding any interest), in which case the Filing Party shall be liable for such fees and disbursements.

          (c) All other disputes with respect to the interpretation, performance, non-performance, validity or breach of this Agreement shall be settled pursuant to the procedures set forth in Section 5.01 of the Distribution Agreement.

          SECTION 5.03.  Governing Law.  This Agreement shall be governed by the
                         --------------
laws applicable to contracts entered into and to be performed within the State of Connecticut by residents thereof.

          SECTION 5.04   Binding Effect; Successors.  This Agreement shall be
                         ---------------------------
binding upon the parties hereto and shall inure to the benefit of and be binding upon any of their successors or assigns.

          SECTION 5.05   Entire Agreement; Assignment.  This Agreement embodies
                         -----------------------------
the entire understanding between the parties relating to its subject matter and supersedes and terminates all prior agreements and understandings among the parties with respect to such matters. No promises, covenants or representations of any kind, other than those expressly stated herein, have been made to induce any party to enter into this Agreement. This Agreement shall not be modified or terminated except by a writing duly signed by each of the parties hereto, and no waiver of any provisions of this Agreement shall be effective unless in a writing duly signed by the party sought to be bound. If, and to the extent, the provisions of this Agreement conflict with the Distribution Agreement, or any other agreement entered into in connection with the Distribution, the provisions of this Agreement shall control.

          SECTION 5.06.  Counterparts.  This Agreement may be executed in two or
                         -------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same.

          SECTION 5.07.  Severability.  If any provision of this Agreement or
                         -------------
the application of any such provision to any person or circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

          SECTION 5.08.  Headings.  Headings of sections in this Agreement are
                         ---------
inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its respective duly authorized officer of the date first set forth above.


                              OLIN CORPORATION,

                              by /s/ Johnnie M. Jackson, Jr.
                                ----------------------------
                                Name:  Johnnie M. Jackson, Jr.
                                Title: Vice President, General
                                       Counsel and Secretary


                              ARCH CHEMICALS, INC.,

                              by /s/ Sarah A. O'Connor
                                ----------------------------
                                Name:  Sarah A. O'Connor
                                Title: Vice President